Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts

Nuveen California Quality Income Municipal Fund, Inc.
33-43180
811-06425

We hereby incorporate by reference the form of the new Investment Management Agreement and new
Sub-advisory Agreement filed in Proxy materials in the SEC filing on August 22, 2007, under Conformed
Submission Type DEF 14A, accession number
0000950137-07- 012836.